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                                                                      EXHIBIT 5

                                January 14, 2000

21st Century Insurance Group
6301 Owensmouth Avenue
Woodland Hills, California  91367

         Re:   21st Century Insurance Group
               Form S-8 Registration Statement
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Ladies and Gentlemen:

              This opinion is rendered to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 500,000 shares (the "Shares") of Common Stock, no par value (the "Common Stock") of 21st Century Insurance Group, a California corporation (the "Company") authorized for issuance pursuant to the Restricted Shares Plan.

              We have examined such instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

              On the basis of and in reliance upon the foregoing examinations, inquiries and assumptions, and such other matters of fact and questions of law as we have deemed appropriate, and subject to the limitations contained herein, we are of the opinion that the Shares of Common Stock issuable by the Company pursuant to the Plan are duly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid, and nonassessable.

              We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                                Very truly yours,

                                                /s/ Gibson, Dunn & Crutcher, LLP
                                                GIBSON, DUNN & CRUTCHER